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                                                                  EXHIBIT 99.2


                     NETMANAGE, INC. AND FTP SOFTWARE, INC.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     On August 27, 1998, NetManage, Inc. ("NetManage" or the "Company") acquired FTP Software, Inc. ("FTP") through the merger of Amanda Acquisition Corp., a wholly-owned subsidiary of NetManage ("Merger Sub"), with and into FTP (the "Merger"), which survived the Merger as a wholly-owned subsidiary of NetManage, pursuant to the Agreement and Plan of Reorganization dated as of June 15, 1998, as amended (the "Reorganization Agreement"), among FTP, NetManage and Merger Sub.

     Pursuant to the Merger, each outstanding share of the Common Stock, par value $0.01 per share, of FTP ("FTP Common Stock") and each associated right granted under the Rights Agreement dated as of December 1, 1995 between FTP and State Street Bank and Trust Company, as Rights Agent, as amended, was converted into the right to receive 0.72767 of a share of the Common Stock, par value $0.01 per share, of NetManage ("NetManage Common Stock"). As a result, the 34,035,263 shares of FTP Common Stock outstanding immediately prior to the Merger were converted into approximately 24,766,440 registered shares of NetManage Common Stock. In addition, options to acquire approximately 5,587,528 shares of FTP Common Stock outstanding under FTP's stock option plans for its employees and its non-employee directors were assumed by NetManage and converted into options to purchase approximately 4,065,351 shares of NetManage Common Stock. The aggregate purchase price of approximately $78.3 million, which consists of NetManage Common Stock valued at $74.0 million, options assumed valued at approximately $1.1 million, and direct acquisition costs of approximately $3.2 million, was allocated to the estimated fair value of assets acquired and liabilities assumed. Based upon a preliminary allocation of the purchase price, the Company has recorded approximately $27.8 million of acquired intangible assets. The estimated valuation of acquired intangible assets and the estimated useful life of acquired intangible assets are subject to adjustment upon the final allocation of the purchase price.

     The following unaudited pro forma condensed combined consolidated financial statements give effect to the Merger. The unaudited pro forma condensed combined balance sheet has been prepared as if the Merger, which has been accounted for as a purchase, was consummated on June 30, 1998. The unaudited pro forma condensed combined balance sheet combines NetManage's balance sheet as of June 30, 1998 and FTP's balance sheet as of June 30, 1998.

     The unaudited pro forma condensed combined consolidated statement of operations for the six months ended June 30, 1998 gives effect to the Merger as if the Merger had been completed on January 1, 1998 and combines NetManage's statement of operations for the six months ended June 30, 1998 with FTP's statement of operations for the six months ended June 30, 1998. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1997 gives effect to the Merger as if the Merger had been completed on January 1, 1997 and combines NetManage's statement of operations for the year ended December 31, 1997 with FTP's statement of operations for the year ended December 31, 1997.

     This method of combining historical financial statements for the preparation of the pro forma condensed combined consolidated financial statements is for presentation purposes only. Actual statements of operations of the companies will be combined from the closing date of the Merger with no retroactive restatements. The unaudited pro forma condensed combined consolidated financial statements are provided for illustrative purposes only and are not necessarily indicative of the combined financial position or combined results of operations that would have been reported had the Merger occurred on the dates indicated, nor do they represent a forecast of the combined financial position or results of operations for any future period. The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the historical financial statements and accompanying notes for each of NetManage and FTP included in its respective Annual Report on Form 10-K for the year ended December 31, 1997 and its respective Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and the historical financial statements and accompanying notes of FTP incorporated by reference herein.


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                     NETMANAGE, INC. AND FTP SOFTWARE, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               AS OF JUNE 30, 1998
                      (in thousands, except per share data)

                                                    -------------------------------------------------------------
                                                                                        PRO FORMA       PRO FORMA
                                                     NETMANAGE          FTP            ADJUSTMENTS      COMBINED
                                                    -------------------------------------------------------------
Current assets:
  Cash and cash equivalents                         $  24,882        $ 38,596                           $  63,478
  Short-term investments                               26,032          10,564                              36,596
  Accounts receivable, net                             10,492           4,611                              15,103
  Prepaid expenses and other current assets            12,944           5,086                              18,030
                                                    ---------        --------                           ---------
       Total current assets                            74,350          58,857                             133,207
Property and equipment, net                             6,884           6,253            (667) (b)         12,470
Long-term investments                                  20,565          14,726                              35,291
Goodwill and other intangibles, net                     2,231               -          22,826  (c)         25,057
Other assets                                            9,491           3,115          (1,474) (a)         11,132
                                                    ---------        --------                           ---------
                                                    $ 113,521        $ 82,951                           $ 217,157
                                                    =========        ========                           =========
Current liabilities:
  Accounts payable and accrued liabilities          $   4,999        $  7,831        $ 12,211  (b)      $  25,041
  Accrued payroll and payroll-related expenses          3,120           1,760                               4,880
  Deferred revenue                                      7,782           5,654                              13,436
  Income taxes payable                                  2,402           1,786                               4,188
                                                    ---------        --------                           ---------
       Total current liabilities                       18,303          17,031                              47,545
Long-term liabilities                                     258               -                                 258

Stockholders' equity
  Common stock and additional paid-in                  93,177         137,163         (62,008) (d)        168,332
    capital
  Retained earnings (accumulated deficit)               3,823         (71,682)         70,482  (d)          2,623
  Accumulated translation adjustment                   (2,040)            439                              (1,601)
                                                    ---------        --------                           ---------
       Total stockholders' equity                      94,960          65,920                             169,354
                                                    ---------        --------                           ---------
                                                    $ 113,521        $ 82,951                           $ 217,157
                                                    =========        ========                           =========


   See accompanying notes to unaudited pro forma condensed combined financial statements.


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                     NETMANAGE, INC. AND FTP SOFTWARE, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1998
                      (in thousands, except per share data)

                                                    ----------------------------------------------------------------
                                                                                           PRO
                                                                                          FORMA
                                                                                          ADJUST-        PRO FORMA
                                                       NETMANAGE          FTP              MENTS          COMBINED
                                                    ----------------------------------------------------------------
Net revenues                                           $ 31,854        $ 19,256        $ (336) (e)       $  50,774
Cost of revenues                                          1,696           5,161          (692) (e)           6,165
                                                       --------        --------                          ---------
  Gross margin                                           30,158          14,095                             44,609
Expenses:
  Research and development                                9,103           7,126          (336) (e)          15,893
  Sales and marketing                                    18,902          12,731                             31,633
  General and administrative                              5,423           5,802                             11,225
  Amortization of goodwill and other intangibles            957               -         1,986  (f)           2,943
                                                       --------        --------                          ---------
Loss from operations                                     (4,227)        (11,564)                           (17,085)
Other income, net                                         2,070           2,078                              4,148
Provision for income taxes                                   16             150                                166
                                                       --------        --------                          ---------
Net loss                                               $ (2,173)       $ (9,636)                         $ (13,103)
                                                       ========        =========                         =========

Net loss per share                                     $  (0.05)       $  (0.28)                         $   (0.19)

Basic and diluted weighted average common shares
  and equivalents                                        43,944          34,024        (9,266) (g)          68,702


   See accompanying notes to unaudited pro forma condensed combined financial statements.


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                     NETMANAGE, INC. AND FTP SOFTWARE, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                      (in thousands, except per share data)

                                                      ------------------------------------------------------------------
                                                                                          PRO FORMA         PRO FORMA
                                                          NETMANAGE        FTP           ADJUSTMENTS         BALANCES
                                                      ------------------------------------------------------------------
Net revenues                                             $ 61,524        $ 67,734        $ (1,319)(e)       $ 127,939
Cost of revenues                                            4,093          21,129            (303)(e)          24,919
                                                         --------        --------                           ---------
  Gross margin                                             57,431          46,605                             103,020
Expenses:
  Research and development                                 20,670          27,044            (619)(e)          47,095
  Sales and marketing                                      41,455          45,196                              86,651
  General and administrative                               10,428          16,289                              26,717
  Write-off of in-process research and development         20,643               -                              20,643
  Amortization of goodwill and other intangibles            1,137               -           3,971 (f)           5,108
  Restructuring charge                                      5,172          18,330                              23,502
                                                         --------        --------                           ---------
Loss from operations                                      (42,074)        (60,254)                           (106,696)
Other income, net                                           7,859           3,646                              11,505
Provision (benefit) for income taxes                         (460)          1,208                                 748
                                                         --------        --------                           ---------
Net loss                                                 $(33,755)       $(57,816)                          $ (95,939)
                                                         ========        ========                           =========


Net loss per share                                       $  (0.78)       $  (1.71)                          $   (1.41)


Basic and diluted weighted average common shares
   and equivalents                                         43,385          33,842          (9,216)(g)          68,011



   See accompanying notes to unaudited pro forma condensed combined financial statements.


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


                     NETMANAGE, INC. AND FTP SOFTWARE, INC.

       NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AND
                            STATEMENTS OF OPERATIONS

                                   (UNAUDITED)

NOTE 1. BASIS OF PRESENTATION

     The unaudited pro forma condensed combined consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading.

NOTE 2. PRO FORMA ADJUSTMENTS

     Certain pro forma adjustments have been made to the accompanying pro forma condensed combined consolidated balance sheet and statements of operations as described below. As described above, the Company has allocated the purchase price based upon the estimated fair value of assets acquired and liabilities assumed. Based upon a preliminary allocation of the purchase price, the Company has recorded approximately $27.8 million of acquired intangible assets. The valuation of acquired intangible assets is subject to adjustment upon the final allocation of the purchase price to the net assets acquired. The Company expects that a portion of the purchase price will be allocated to in-process research and development and charged to expense in the three-month period ended September 30, 1998 (which charge currently cannot be estimated), which will result in a corresponding reduction in the amount of acquired intangible assets recorded in connection with the acquisition.

     (a) Reflects elimination of remaining unamortized purchased technology balances related to intercompany revenues.

     (b) Reflects exit, employee relocation and involuntary employee termination costs ($9,054,000), asset impairment costs ($667,000) and expenses of the Merger ($3,157,000).

     (c) Reflects the recording of acquired intangible assets from the acquisition of FTP, to be amortized over a period of seven years. The estimated valuation of acquired intangible assets and the estimated useful life of acquired intangible assets are subject to adjustment upon the final allocation of the purchase price.

     (d) Reflects the elimination of FTP's stockholders' equity, the issuance of 24,766,440 shares of NetManage Common Stock valued at $74,000,000 in conjunction with the acquisition, the value ($1,113,000) of options issued in conjunction with the acquisition, an adjustment to retained earnings ($1,200,000) related to remaining unamortized purchased technology and deferred revenue balances related to intercompany revenues.

     (e) Reflects the elimination of intercompany revenues and expenses.

     (f) Reflects the amortization of acquired intangible assets related to the acquisition over a period of seven years. The estimated useful life of acquired intangible assets is subject to adjustment upon the final allocation of the purchase price and determination of the estimated useful life of these assets.

     (g) Reflects the conversion of FTP's weighted average common shares outstanding to NetManage Common Stock at the Merger exchange ratio of 0.72767 and excludes anti-dilutive common stock equivalents.


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